Exhibit 107

Calculation of Filing Fee Tables

FORM F-4
(Form Type)

VAST SOLAR PTY LTD
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares	457(f)(1)	12,850,641(3)	$10.55(4)	$135,574,262.55	0.0001102	$14,940.28
Fees to Be Paid	Equity	Redeemable Warrants	457(g), (i)	27,530,000(5)	—(6)	—	0.0001102	—
Fees to Be Paid	Equity	Ordinary Shares issuable upon exercise of the Redeemable Warrants	457(i)	27,530,000(7)	$11.65(8)	$320,724,500.00	0.0001102	$35,343.84
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—
	Total Offering Amounts				—	$456,298,762.55	—	$50,284.12
	Total Fees Previously Paid				—	—	—	—
	Total Fee Offsets				—	—	—	—
	Net Fee Due				—	—	—	$50,284.12

(1)	All securities registered will be issued by Vast Solar Pty Ltd, an Australian proprietary company limited by shares (“Vast”). In connection with the business combination (the “Business Combination”) described in the registration statement on Form F-4 to which this Exhibit 107 is attached (the “Registration Statement”) and the proxy statement/prospectus included therein. Neptune Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Vast (“Merger Sub”) will merge with Nabors Energy Transition Corp., a Delaware corporation (“NETC”), with NETC surviving the merger as a wholly owned direct subsidiary of Vast (the “Merger”).

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Consists of the maximum number of ordinary shares of Vast (“Vast Ordinary Shares”) estimated to be issued to security holders of NETC in connection with the Business Combination. Such number of Vast Ordinary Shares is based on the sum of (i) up to 9,850,641 Vast Ordinary Shares in exchange for 9,850,641 issued and outstanding shares of NETC Class A common stock, par value $0.0001 per share (the “NETC Class A Common Stock”), (ii) 2,825,000 Vast Ordinary Shares in exchange for the shares of NETC Class F common stock, par value $0.0001 per share, and the shares of NETC Class B common stock par value $0.0001 per share (the NETC Class F common stock together with the NETC Class B common stock, the “Founder Shares”), issued and outstanding and held by Nabors Energy Transition Sponsor LLC, a Delaware limited liability company (“NETC Sponsor”), or its transferees (based on a transfer following the date of the Business Combination Agreement) immediately prior to the Effective Time and (iii) 175,000 Vast Ordinary Shares in exchange for 175,000 Founder Shares issued and outstanding and not held by NETC Sponsor or its transferees immediately prior to the Effective Time.

(4)	Calculated in accordance with Rule 457(f)(1) under the Securities Act, based on the average of the high and low prices of the NETC Class A Common Stock on The New York Stock Exchange (the “NYSE”) on May 12, 2023 (such date being within five business days of the date that the Registration Statement was first publicly filed with the U.S. Securities and Exchange Commission (the “SEC”)).

(5)	Consists of the maximum number of warrants of Vast (the “Vast Warrants”) estimated to be issued to the current security holders of NETC in the Business Combination. Such number of Vast Warrants is based on the sum of (i) 13,800,000 Vast Warrants to be issued in exchange for 13,800,000 warrants to purchase one share of NETC Class A Common Stock that were included in the NETC units issued in NETC’s initial public offering (the “NETC Public Warrants”) and (ii) 13,730,000 Vast Warrants to be issued in exchange for 13,730,000 private placement warrants to purchase one share of NETC Class A Common Stock that were initially issued in a private placement concurrently with NETC’s initial public offering.

(6)	Pursuant to Rule 457(g) and Rule 457(i), no separate registration fee is required for the Vast Warrants. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the Vast Warrants has been allocated to the underlying Vast Ordinary Shares and those Vast Ordinary Shares are included in the registration fee. The maximum number of Vast Ordinary Shares issuable upon exercise of the Vast Warrants are being simultaneously registered hereunder.

(7)	Represents the number of Vast Ordinary Shares issuable upon exercise of the Vast Warrants described in note (6).

(8)	Pursuant to Rules 457(c), 457(f)(1), Rule 457(g) and Rule 457(i) promulgated under the Securities Act and consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the proposed maximum offering price per Vast Ordinary Share issuable upon exercise of each Vast Warrant is equal to the sum of (i) $0.15 (the average of the high and low prices for the NETC Public Warrants on the NYSE on May 12, 2023 (such date being within five business days of the date that the Registration Statement was first filed with the SEC)) and (ii) $11.50, the initial exercise price of the Vast Warrants, resulting in a combined maximum offering price of $11.65. The entire fee is allocated to the Vast Ordinary Shares issuable upon exercise of the Vast Warrants, and no separate fee is recorded for the Vast Warrants.